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As filed with the Securities and Exchange Commission on November 24, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alibaba Group Holding Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street, Causeway Bay
Hong Kong
+852-2215-5100
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 10036
(800) 927-9801
(Name, address, and telephone number of agent for service)

Copies to:

Timothy A. Steinert, Esq. Alibaba Group Holding Limited c/o Alibaba Group Services Limited 26/F Tower One, Times Square 1 Matheson Street, Causeway Bay Hong Kong +852-2215-5100	Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35/F, ICBC Tower 3 Garden Road Hong Kong +852 2514-7600	Kevin P. Kennedy, Esq. Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 U.S.A. +1 650-251-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

         If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

         Emerging growth company    ☐

         If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Debt Securities(1)	—	—	—	—

(1)
The registrant is registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of registration fees.

PROSPECTUS

Alibaba Group Holding Limited

Debt Securities

       We may offer and sell debt securities from time to time. We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

       These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 28 of this prospectus.

       Investing in our securities involves risks. You should carefully consider the risks described in "Risk Factors" in this prospectus and in any prospectus supplement or any document incorporated by reference into this prospectus.

       This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2017.

i

ABOUT THIS PROSPECTUS

       This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those debt securities. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

       We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

       You should carefully read this document and any applicable prospectus supplement and the related exhibits to the registration statement filed with the SEC. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to:

  •
  "ADSs" are to the American depositary shares, each of which represents one ordinary share;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "variable interest entities" are to our variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the Internet content provider licenses, or ICP licenses, or other business operation licenses or approvals, and generally operate the various websites for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries; and

  •
  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States.

       All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

       References in any prospectus supplement to "the accompanying prospectus" are to this prospectus and to "the prospectus" are to this prospectus and the applicable prospectus supplement taken together.

 FORWARD-LOOKING STATEMENTS

       This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the "Safe Harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

  •
  our growth strategies;

  •
  our future business development, results of operations and financial condition;

  •
  trends in online and mobile commerce and the overall Internet industry, both globally and in the PRC;

  •
  competition in our industries;

  •
  fluctuations in general economic and business conditions in China and globally;

  •
  expected changes in our revenues and certain cost and expense items and our operating margins;

  •
  the regulatory environment in which we and companies integral to our ecosystem operate; and

  •
  assumptions underlying or related to any of the foregoing.

       The global and PRC Internet, retail, wholesale, online and mobile commerce, cloud computing, digital media and entertainment, and data industries market may not grow at the rates projected by market data, or at all. The failure of these industries or markets to grow at the projected rates may have a material adverse effect on our business, financial condition and results of operations and the market price of the debt securities. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

       The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made herein. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required under applicable law. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

 OUR COMPANY

Company Overview

       To fulfill our mission "to make it easy to do business anywhere," we enable businesses to transform the way they market, sell and operate. We provide the fundamental technology infrastructure and marketing reach to help merchants, brands and other businesses to leverage the power of the Internet to engage with their users and customers. Our businesses are comprised of core commerce, cloud computing, digital media and entertainment, and innovation initiatives and others.

Corporate Information

       Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Law of the Cayman Islands (as amended) on June 28, 1999, and we conduct our business in China through our subsidiaries and variable interest entities. Our ADSs are listed on the NYSE under the symbol "BABA."

       The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2077. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company, located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

       Investing in our debt securities involves risks. You should carefully consider the risks described under the heading "Risk Factors" in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, and any additional risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

 USE OF PROCEEDS

       We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

 EXCHANGE RATE INFORMATION

       Most of our revenues and expenses are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specific rates. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.6533 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 29, 2017. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, at the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On November 17, 2017, the noon buying rate was RMB6.6245 to US$1.00.

       The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. The exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board.

	Noon buying rate
Period	Period end	Average(1)	Low	High
	(RMB per US$1.00)
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1412	6.2438	6.0537
2014	6.2046	6.1704	6.2591	6.0402
2015	6.4778	6.2869	6.4896	6.1870
2016	6.9430	6.6400	6.9580	6.4480
2017
May	6.8098	6.8843	6.9060	6.8098
June	6.7793	6.8066	6.8382	6.7793
July	6.7240	6.7694	6.8039	6.7240
August	6.5888	6.6670	6.7272	6.5888
September	6.6533	6.5690	6.6591	6.4773
October	6.6328	6.6254	6.6533	6.5712
November (through November 17)	6.6245	6.6268	6.6385	6.6018

(1)
Annual averages are calculated using the average of the rates on the last business day of each month during the relevant year. Monthly averages are calculated using the average of the daily rates during the relevant month.

 RATIO OF EARNINGS TO FIXED CHARGES

       The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information extracted, where applicable, from our audited consolidated financial statements or unaudited interim condensed consolidated financial statements. Our audited consolidated financial statements and unaudited interim condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

	Year Ended March 31,					Six Months Ended September 30, 2017
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges	6.8	13.8	15.1	38.1	20.6	26.0

       The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. The term "earnings" means the sum of (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees and (b) fixed charges, adjusted for distributed income of equity investees and interest capitalized. The term "fixed charges" means the sum of the following: (a) interest charges, (b) amortization of debt issuance costs and discounts related to indebtedness, and (c) estimated interest within rental expense.

DESCRIPTION OF THE DEBT SECURITIES

       The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act." The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

       The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  the title and any limit on the aggregate principal amount of the debt securities;

  •
  whether the debt securities will be secured or unsecured;

  •
  whether the debt securities are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

  •
  the percentage or percentages of principal amount at which such debt securities will be issued;

  •
  the interest rate(s) or the method for determining the interest rate(s);

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

  •
  the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

  •
  redemption or early repayment provisions;

  •
  authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

  •
  the form of the debt securities;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

  •
  the identity of the depository for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  any provisions for the defeasance of the particular debt securities being issued in whole or in part;

  •
  any addition or change in the provisions related to satisfaction and discharge;

  •
  any restriction or condition on the transferability of the debt securities;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

  •
  the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

  •
  place or places where notices and demands relating to the debt securities and the indentures may be made;

  •
  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

  •
  any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

  •
  any provisions relating to compensation, reimbursement and indemnification of the trustee;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

  •
  additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

       We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the purchase price for, the principal of and any premium and any interest on such debt securities will be payable in U.S. dollars. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities of a series unless such additional debt securities are fungible with the outstanding debt securities of such series for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

       The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

       The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

       You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

       If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar's records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the "record date" and will be stated in the applicable prospectus supplement.

       We will pay interest, principal, Additional Amounts (as defined below) and any other money due on global registered debt securities pursuant to the applicable procedures of the depository or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called "paying agents." We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent.

       Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

       Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Tax Redemption

       Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the indenture) (a "Tax Change"), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person's jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.

       Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of an independent legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax

Change and (iii) an officer's certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

       Notice of such a redemption of debt securities shall be given to the holders of the debt securities not less than 30 days nor more than 60 days prior to the date fixed for redemption. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of debt securities or the indenture. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Payment of Additional Amounts

       All payments of principal, premium, if any, and interest made by us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a "Relevant Jurisdiction"), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

  (i)
  in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

  (ii)
  in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the "relevant date" in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

  (iii)
  in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

  (iv)
  in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

  (v)
  in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

  (vi)
  to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

  (vii)
  with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

  (viii)
  in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

  (ix)
  in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

       In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officer's certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officer's certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officer's certificate. The trustee and each paying agent may rely on the fact that any officer's certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer's certificate furnished pursuant to this paragraph or on the fact that any officer's certificate contemplated by this paragraph has not been furnished.

       Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

       The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a "Successor Jurisdiction"), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

       Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Consolidation, Merger and Sale of Assets

       The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

  (i)
  any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

  (ii)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  (iii)
  we have delivered to the trustee an officer's certificate and an opinion of independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Open Market Purchases

       We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

       The indenture will contain provisions permitting us and the trustee, without the consent of the holders of a series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the indenture or to change or modify in any manner the rights of the holders of the debt securities. The trustee and we may not, however, without the consent of each holder of such series of debt securities:

  (i)
  change the Stated Maturity of the principal or premium, if any, or any installment of interest of such debt securities;

  (ii)
  reduce the principal amount of, payments of interest on or stated time for payment of interest on such debt securities;

  (iii)
  change any obligation of ours to pay Additional Amounts with respect to such debt securities;

  (iv)
  change the currency of payment of the principal of, premium (if any) or interest on such debt securities;

  (v)
  impair the right to institute suit for the enforcement of any payment due on or with respect to such debt securities;

  (vi)
  reduce the above stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture;

  (vii)
  reduce the percentage of the aggregate principal amount of outstanding debt securities of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  (viii)
  modify the provisions of the indenture with respect to modification and waiver;

  (ix)
  amend, change or modify any provision of the indenture or the related definitions affecting the ranking of the debt securities in a manner which adversely affects the holders of such series of debt securities; or

  (x)
  reduce the amount of the premium payable upon the redemption or repurchase any of such series of debt securities or change the time at which any of the debt securities of such series may be redeemed or repurchased as described above under the heading "Tax Redemption."

       The holders of not less than a majority in principal amount of the debt securities of a series may on behalf of all holders of the debt securities of such series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each holder of the debt securities of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the debt securities of such series, whether or not they have given consent to such waivers, and on all future holders of debt securities of such series, whether or not notation of such waivers is made upon the debt securities of such series. Any instrument given by or on behalf of the debt securities of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the debt securities of such series.

       Notwithstanding the foregoing, without the consent of any holder of the debt securities of such series, the trustee and we may amend the indenture and the debt securities of such series to, among other things:

  (i)
  cure any ambiguity, omission, defect or inconsistency contained in the indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of debt securities;

  (ii)
  evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under "Consolidation, Merger and Sale of Assets," or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of debt securities and in the indenture;

  (iii)
  comply with the rules of any applicable depository;

  (iv)
  secure such series of debt securities;

  (v)
  add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company;

  (vi)
  make any change in such series debt securities that does not adversely affect the legal rights under the indenture of any holder of the debt securities in any material respect;

  (vii)
  evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

  (viii)
  conform the text of the indenture or any series of debt securities to any provision of this "Description of the Debt Securities" to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or debt securities as evidenced by an officer's certificate;

  (ix)
  make any amendment to the provisions of the indenture relating to the transfer and legending of such series of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of such series of debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in such series of debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities of such series;

  (x)
  make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

  (xi)
  establish the form and terms of and to provide for the issuance of any additional debt securities permitted under the indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed; and

  (xii)
  add guarantors or co-obligors with respect to the debt securities of such series.

       The consent of the holders of the debt securities of such series is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder's debt securities of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders of such series of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Payments for Consent

       We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

       Each of the following will be defined as an "Event of Default" under the indenture with respect to the applicable series of debt securities:

  (i)
  failure to pay principal or premium in respect of the debt securities when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

  (ii)
  failure to pay interest on the debt securities (including any additional interest) within 30 days after such interest becomes due and payable;

  (iii)
  default in the performance of or breach our obligations under "Consolidation, Merger and Sale of Assets";

  (iv)
  default in the performance of or breach any covenant or agreement in the indenture or under the debt securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities;

  (v)
  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

  (vi)
  the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

  (vii)
  the debt securities or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than is permitted by the indenture.

       However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.

       If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding by written notice may declare the unpaid principal amount of the debt securities of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default described in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of the debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived. For information as to waiver of defaults, see "— Modification and Waiver."

       Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of the debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the debt securities on or after the applicable due date specified in the debt securities.

Satisfaction and Discharge

       The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

  (1)
  either:

  (a)
  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

  (b)
  all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the debt securities of such series not delivered to the paying agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (3)
  we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

  (4)
  we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

       In addition, we must deliver an officer's certificate and an opinion of independent legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

       The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series ("Legal Defeasance") except for:

  (1)
  the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

  (2)
  our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

       The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings "Consolidation, Merger and Sale of Assets" and "Payments for Consent") that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "— Events of Default" will no longer constitute an Event of Default.

       The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on such debt securities that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent legal counsel will confirm that, the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  we must deliver to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  (6)
  we must deliver to the trustee an officer's certificate and an opinion of independent legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

       The trustee under the indenture is The Bank of New York Mellon. Pursuant to the indenture, The Bank of New York Mellon will be designated by us as the initial paying and transfer agent and registrar (together, the "Agents") for the debt securities. The corporate trust office of the trustee is currently located at 101 Barclay Street, New York, NY 10286, United States of America.

       The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).

       Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the trustee or its affiliates in the future in the normal course of business. In addition, the trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

       To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

       The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Corporation Service Company, currently located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as our agent upon which process may be served in any such action.

       We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture and the debt securities.

Certain Definitions

       Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

       "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York, Hong Kong, Singapore or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

       "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

       "Company" means Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands.

       "Consolidated Affiliated Entity" of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

       "Controlled Entity" of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

       "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

       "Group" means the Company and our Controlled Entities.

       "holder" in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the debt security.

       "Lien" means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

       "Non-recourse Obligation" means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

       "Paying Agent" means The Bank of New York Mellon or its successor as paying agent under the indenture.

       "Person" means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

       "PRC" means the People's Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

       "Preferred Shares," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

       "Principal Controlled Entities" at any time shall mean one of our Controlled Entities

  (i)
  as to which one or more of the following conditions is/are satisfied:

  (a)
  its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the Group's consolidated total revenue;

  (b)
  its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the Group's consolidated net profit (before taxation and exceptional items); or

  (c)
  its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group's consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

  (1)
  in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

  (2)
  if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

  (3)
  if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

  (4)
  if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

  (ii)
  that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

       An officer's certificate delivered to the trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

       "Relevant Indebtedness" means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

       "Stated Maturity" means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.

       "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

       "trustee" means The Bank of New York Mellon or its successor as trustee under the indenture.

       "U.S. GAAP" refers to generally accepted accounting principles in the United States of America.

       "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

LEGAL OWNERSHIP OF DEBT SECURITIES

       In this prospectus and the applicable prospectus supplement, when we refer to the "holders" of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depository. Our obligations, as well as the obligations of the trustee, any registrar, any depository and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

       Holding debt securities in accounts at banks or brokers is called holding in "street name." If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

       If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

  •
  how it handles payments and notices with respect to the debt securities;

  •
  whether it imposes fees or charges;

  •
  how it handles voting, if applicable;

  •
  how and when you should notify it to exercise any rights or options that may exist under the debt securities on your behalf;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

  •
  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

       A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depository." Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depository. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

       As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depository, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depository that holds the global security.

       You should be aware that if our debt securities are issued only in the form of global securities:

  •
  you cannot have the debt securities registered in your own name;

  •
  you cannot receive physical certificates for your interest in the debt securities;

  •
  you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

  •
  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

  •
  the depository's policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and the Agents have no responsibility for any aspect of the depository's actions or for its records of ownership interests in the global security. We, the trustee and the Agents also do not supervise the depository in any way; and

  •
  the depository will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

       In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name if you wish to become a direct holder.

       Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

  •
  the depository has notified us that it is unwilling or unable to continue as depository for such global security or the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, at a time when such depository is required to be so registered in order to act as depository, and in each case we do not or cannot appoint a successor depository within 90 days; or

  •
  upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

       The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depository (and not us, the trustee or any Agent) is responsible for deciding the names of the institutions that will be the initial direct holders.

 ENFORCEABILITY OF CIVIL LIABILITIES

       We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

       Substantially all of our operations are conducted in China, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

       We have appointed Corporation Service Company as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

       Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the Cayman Islands. We have also been advised by Maples and Calder (Hong Kong) LLP that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

       There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Such uncertainty relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company or its directors and officers. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

       A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

       Fangda Partners, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

       Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

       In addition, it will be difficult for U.S. investors to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. investors, by virtue of only holding the Notes, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 TAXATION

       Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 PLAN OF DISTRIBUTION

       We may sell the securities described in this prospectus from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

       The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

  •
  the name or names of any underwriters, dealers or agents;

  •
  any public offering price;

  •
  the proceeds from such sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

       We may distribute the securities from time to time in one or more of the following ways:

  •
  at a fixed price or prices, which may be changed;

  •
  at prices relating to prevailing market prices at the time of sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

By Underwriters or Dealers

       If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

       If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

       We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

       We may also sell securities directly without using agents, underwriters, or dealers.

General Information

       We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

       Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

       We are being represented by Simpson Thacher & Bartlett LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by a law firm named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law.

 EXPERTS

       The audited consolidated financial statements incorporated in this prospectus by reference to Alibaba Group Holding Limited's report on Form 6-K dated November 24, 2017, and management's assessment of the effectiveness of internal control over financial reporting (which was included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Alibaba Group Holdings Limited for the year ended March 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

       The registered business address of PricewaterhouseCoopers is 22/F, Prince's Building, Central, Hong Kong.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

       We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov.

       As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depository with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders.

       This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

       The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

       We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended March 31, 2017, originally filed with the SEC on June 15, 2017 (File No. 001-36614);

  •
  our report on Form 6-K, including the audited consolidated financial statements and unaudited interim condensed consolidated financial statements included as Exhibit 99.1 and Exhibit 99.2 thereto, respectively, as furnished to the SEC on November 24, 2017 that is identified as being incorporated herein is incorporated by reference herein;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

       Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

       Our articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into and intend to continue to enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our articles.

       The indemnification agreements between us and our directors and officers, the form of which was filed as Exhibit 10.8 to Amendment No. 6 to our registration statement on Form F-1 (file no. 333-195736) that was initially filed with the SEC on May 6, 2014 also provide that we agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.    EXHIBITS

       See Exhibit Index beginning on page II-4 of this registration statement.

ITEM 10.    UNDERTAKINGS.

  (a)
  The undersigned Registrant hereby undertakes:

         (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

         (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

         (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

             (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (6)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

       The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

         (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

         (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

         (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement
4.1		Form of Indenture
4.2		Form of Debt Security (included in Exhibit 4.1)
5.1		Opinion of Maples and Calder (Hong Kong) LLP
5.2		Opinion of Simpson Thacher & Bartlett LLP
8.1		Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
12.1		Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm
23.2		Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)
23.4		Consent of Fangda Partners
24.1		Powers of Attorney (included as part of signature page)
25.1		Form T-1 Statement of Eligibility under the Trust indenture Act of 1939 of The Bank of New York Mellon with respect to the indenture

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.

SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, People's Republic of China, on November 24, 2017.

ALIBABA GROUP HOLDING LIMITED
By:	/s/ DANIEL YONG ZHANG
	Name:	Daniel Yong Zhang
	Title:	Chief Executive Officer

POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph C. Tsai, Daniel Yong Zhang, Maggie Wei Wu and Timothy A. Steinert as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on November 24, 2017.

Name	Title

/s/ JACK YUN MA Name: Jack Yun MA	Executive Chairman
/s/ JOSEPH C. TSAI Name: Joseph C. TSAI	Executive Vice Chairman
/s/ DANIEL YONG ZHANG Name: Daniel Yong ZHANG	Director and Chief Executive Officer (principal executive officer)
/s/ J. MICHAEL EVANS Name: J. Michael EVANS	Director and President
/s/ MASAYOSHI SON Name: Masayoshi SON	Director
/s/ ERIC XIANDONG JING Name: Eric Xiandong JING	Director
/s/ CHEE HWA TUNG Name: Chee Hwa TUNG	Independent Director
/s/ WALTER TEH MING KWAUK Name: Walter Teh Ming KWAUK	Independent Director

Name	Title

/s/ JERRY YANG Name: Jerry YANG	Independent Director
/s/ BÖRJE E. EKHOLM Name: Börje E. EKHOLM	Independent Director
/s/ WAN LING MARTELLO Name: Wan Ling MARTELLO	Independent Director
/s/ MAGGIE WEI WU Name: Maggie Wei WU	Chief Financial Officer (principal financial and accounting officer)
/s/ TIMOTHY A. STEINERT Name: Timothy A. STEINERT	General Counsel and Secretary

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

       Under the Securities Act, the undersigned, the duly authorized representative in the United States of Alibaba Group Holding Limited, has signed this registration statement in New York, New York, on November 24, 2017.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director